Exhibit 99.1

Noble Corporation plc Devonshire House 1 Mayfair Place London W1J 8AJ England

PRESS RELEASE

NOBLE CORPORATION PLC ANNOUNCES EARLY RESULTS OF CASH TENDER

OFFERS FOR SENIOR NOTES BY WHOLLY-OWNED SUBSIDIARY

LONDON, December 28, 2016 — Noble Corporation plc (NYSE: NE) announced today, on behalf of its indirect, wholly-owned subsidiary, Noble Holding International Limited (“NHIL”), the results to date of NHIL’s previously announced cash tender offers (each, a “Tender Offer” and, collectively, the “Tender Offers”) for the outstanding notes of NHIL set forth in the table below (collectively, the “Notes”).

The following table sets forth the approximate aggregate principal amounts of each series of Notes that were tendered and not withdrawn on or prior to 5:00 p.m., New York City time, on December 27, 2016 (the “Early Tender Date”):

Title of Notes	CUSIP Number	Aggregate Principal Amount Outstanding Prior to Tender Offers	Aggregate Principal Amount of Notes Tendered(1)	Tender Cap	Acceptance Priority Level	Tender Offer Consideration(2)	Early Tender Premium(2)	Total Consideration (2)(3)
4.90% Senior Notes due 2020	65504LAC1	$467,762,000	$339,008,000	$300,000,000	1	$1,002.50	$30.00	$1,032.50
3.95% Senior Notes due 2022	65504LAJ6	$400,000,000	$274,339,000	N/A	2	$900.00	$30.00	$930.00
4.625% Senior Notes due 2021	65504LAF4	$396,612,000	$309,487,000	N/A	3	$955.00	$30.00	$985.00

(1)	Notes tendered have not been accepted.
(2)	Per $1,000.00 principal amount of Notes validly tendered (and not validly withdrawn) and accepted for purchase by NHIL.
(3)	Includes the early tender premium of $30.00 per $1,000.00 principal amount of Notes validly tendered prior to the Early Tender Date (and not validly withdrawn) and accepted for purchase by NHIL.

The Tender Offers will expire at midnight, New York City time, at the end of the day on January 11, 2017 (such date and time with respect to a Tender Offer, as it may be extended for such Tender Offers, the “Expiration Date”). No tenders will be valid if submitted after the Expiration Date. The deadline for holders to validly withdraw tenders of Notes has passed. Accordingly, Notes that were already tendered at or before the Early Tender Date and any additional Notes that are tendered at or prior to the Expiration Date may not be withdrawn, except in certain limited circumstances where additional withdrawal rights are required by law.

The Tender Offers were only made pursuant to the terms and conditions as described in the Offer to Purchase and the related Letter of Transmittal. However, the Financing Condition (as defined in the Offer to Purchase) with respect to the Tender Offers is expected to be satisfied on the date hereof upon the closing of NHIL’s previously announced offering of 7.750% senior unsecured notes due 2024 in an aggregate principal amount of $1,000,000,000.

As previously announced, the aggregate principal amount of NHIL’s 4.90% Senior Notes due 2020 (the “2020 Notes”) that may be purchased pursuant to the Tender Offers may not exceed $300,000,000 (the “2020 Tender Cap”). As of the Early Tender Date, the 2020 Tender Cap has been exceeded and, as a result, NHIL will not accept for purchase any additional 2020 Notes tendered in the Tender Offers after the Early Tender Date. The proration factor for the 2020 Notes is approximately 89%.

Because the aggregate principal amount of the Notes tendered at or prior to the Early Tender Date would result in an Aggregate Purchase Price (as defined in the Offer to Purchase) that exceeds $750 million, or the Aggregate Maximum Tender Amount (as defined in the Offer to Purchase), the 4.625% Senior Notes due 2021 that were validly tendered and not validly withdrawn at or prior to the Early Tender Date will be prorated and accepted for purchase, and NHIL will not accept for purchase any additional Notes tendered after the Early Tender Date. Subject to the satisfaction or waiver of all remaining conditions to the Tender Offers described in the Offer to Purchase having been either satisfied or waived by NHIL, NHIL expects to accept tenders of (i) 2020 Notes up to the 2020 Tender Cap, (ii) all 3.95% Senior Notes due 2022, and (iii) 4.625% Senior Notes due 2021 based on a proration factor of approximately 61%.

Notes would be purchased on the “Early Settlement Date,” which is currently expected to occur on the date hereof.

NHIL retained Credit Suisse Securities (USA) LLC to act as the dealer manager for the Tender Offers. Questions or requests for assistance regarding the terms of the Tender Offers should be directed to Credit Suisse Securities (USA) LLC at (800) 820-1653 (toll-free). Requests for the Offer to Purchase, dated December 13, 2016 (the “Offer to Purchase”) and other documents relating to the Tender Offers may be directed to D.F. King & Co., Inc., the tender agent and information agent for the Tender Offers, at (212) 269-5550 (for banks and brokers only) or (800) 591-8252 (toll-free) (for all others).

None of NHIL, Noble Corporation, a Cayman Islands company and a wholly-owned subsidiary of Noble (“Noble-Cayman”), their respective boards of directors, the dealer manager, the tender agent and information agent or the trustee with respect to the Notes or any of NHIL’s, Noble-Cayman’s or their respective affiliates is making any recommendation as to whether holders should tender any Notes in response to the Tender Offers. Holders must make their own decisions as to whether to participate in the Tender Offers, and, if so, the principal amount of Notes to tender.

This press release is neither an offer to purchase nor a solicitation of an offer to sell any of the Notes. The Tender Offers were not made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the Tender Offers were required to be made by a licensed broker or dealer, the Tender Offers will be deemed to have been made on behalf of NHIL by the dealer manager, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities issued in connection with any notes offering, nor shall there be any sale of the securities issued in such an offering in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Any such securities will be offered only by means of a prospectus, including a prospectus supplement relating to such securities, meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Forward-Looking Disclosure Statement

Statements regarding activities or events that Noble believes will or may occur in the future, including statements about the Tender Offers, as well as any other statements that are not historical facts in this release, are forward-looking statements that involve certain risks, uncertainties and assumptions. These include but are not limited to operating hazards and delays, risks associated with operations outside the U.S., actions by regulatory authorities, credit rating agencies, customers, joint venture partners, contractors, lenders and other third parties, legislation and regulations affecting drilling operations, compliance with regulatory requirements, factors affecting the level of activity in the oil and gas industry, supply and demand of drilling rigs, factors affecting the duration of contracts, the actual amount of downtime, factors that reduce applicable dayrates, violations of anti-corruption laws, hurricanes and other weather conditions, market conditions, the future price of oil and gas and other factors detailed in Noble’s most recent Form 10-K, Form 10-Qs and other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.

Noble-Cayman is an indirect, wholly-owned subsidiary of Noble Corporation plc, a public limited company incorporated under the laws of England and Wales. Noble-Cayman performs, through its subsidiaries, contract drilling services with a fleet of offshore drilling unit located worldwide.

NHIL is an indirect, wholly-owned subsidiary of Noble-Cayman. NHIL performs, through its subsidiaries, worldwide contract drilling services with a fleet of offshore drilling units located worldwide.

12/28/2016

For additional information, contact:

Jeffrey L. Chastain,

Vice President – Investor Relations and Corporate Communications,

Noble Drilling Services Inc., 281-276-6383

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